[LETTERHEAD]



                            INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Fortis Advantage Portfolios, Inc.
Fortis Growth Fund, Inc.
Fortis Fiduciary Fund, Inc.
Fortis Equity Portfolios, Inc.:



We consent to the use of our report incorporated herein by reference and the references to our Firm under the headings "Financial Highlights" in Part A and "Custodian; Counsel; Accountants" in Part B of the Registration Statement.


                                                   /s/ KPMG Peat Marwick LLP

                                                       KPMG Peat Marwick LLP


Minneapolis, Minnesota
December 29, 1997